Exhibit 1.1

34,883,721 SHARES

SEACOAST BANKING CORPORATION OF FLORIDA

COMMON STOCK

PLACEMENT AGENCY AGREEMENT

November 6, 2013

Hovde Group, LLC

1629 Colonial Parkway

Inverness, Illinois 60067

As Placement Agent

Ladies and Gentlemen:

Seacoast Banking Corporation of Florida, a Florida corporation (the “Company”), proposes, subject to the terms and conditions contained herein, to issue and sell 34,883,721 shares (the “Shares”) of common stock, $0.10 par value (the “Common Stock”), directly to certain investors (collectively, the “Investors”). The Company desires to engage you as its placement agent (the “Placement Agent”) in connection with such issuance and sale. The Shares are more fully described in the Registration Statement (as hereinafter defined).

The Company hereby confirms that the Placement Agent, in connection with its duties in such capacity, is authorized to distribute or cause to be distributed the Base Prospectus and the Prospectus (each as hereinafter defined) (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Placement Agent).

1. Agreement to Act as Placement Agent, Delivery and Payment. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this placement agency agreement (this “Agreement”):

(a) The Placement Agent agrees to act as the Company’s placement agent in connection with the issuance and sale, on a best efforts basis, by the Company of the Shares to the Investors. The Company acknowledges and agrees that the Placement Agent’s engagement hereunder is not an agreement by the Placement Agent or any of its affiliates to underwrite or purchase any securities or otherwise provide any financing. As compensation for their services hereunder, the Company agrees to pay on the Closing Date (as defined below) to the Placement Agent by wire transfer of immediately available funds five percent (5.0%) of the proceeds received by the Company from the sale of the Shares; provided, however, with respect to proceeds received by the Company from the sale of Shares to CapGen Capital Group III LP and/or its affiliates, the Company agrees to pay on the Closing Date to the Placement Agent by wire transfer of immediately available funds three-quarters of one percent (0.75%) of the proceeds received by the Company from the sale of the Shares to such parties. No fee shall be payable to Placement Agent in respect of the sale of the Shares to any officers or directors of the Company.

(b) Delivery of the Shares shall be made at a closing (the “Closing”) at the offices of Sutherland Asbill & Brennan LLP, at 12:00 p.m., Eastern Time, on the Closing Date to take place on the third or fourth business day (as permitted under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “1934 Act”)), as mutually agreed by the parties, after the determination of the sales price of the Shares (such time and date of payment and delivery being herein called the “Closing Date”). All actions taken at the Closing shall be deemed to have occurred simultaneously.

(c) Payment of the purchase price for the Shares shall be made by the Investors directly to the Company by wire transfer in immediately available funds to the Company, upon delivery of the Shares through the facilities of The Depository Trust Company, to the Investors, and shall be registered in such name or names and shall be in such denominations, as the Investors may request at least one business day before the Closing Date.

(d) The several purchases of the Shares by the Investors shall be evidenced by the execution of one or more purchase agreements each substantially in the form attached hereto as Exhibit A (each, a “Purchase Agreement” and, collectively, the “Purchase Agreements”).

(e) Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date, the Company shall not, without the prior consent of the Placement Agent, solicit or accept offers to purchase Shares (other than pursuant to the exercise of options or warrants to purchase shares of Common Stock that are outstanding at the date hereof) otherwise than through the Placement Agent.

2. (a) The Company represents and warrants to the Placement Agent as of the date hereof, and as of the Closing Date, as follows:

(i) The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “1933 Act”) with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-185660), in respect of the Company’s Common Stock (including the Shares) not earlier than three years prior to the date hereof; such registration statement became effective on February 14, 2013; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; the various parts of such registration statement, including all exhibits thereto and any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement pursuant to the 1933 Act, each as amended at the time such part of the registration statement became effective pursuant to the 1933 Act (the “Effective Date”), are hereinafter collectively called the “Registration Statement”; the preliminary prospectus supplement subject to completion dated November 5, 2013 that was used prior to the execution and delivery of this Agreement and filed with the Commission pursuant to

Rule 424(b) under the 1933 Act relating to the Shares is hereinafter called the “Preliminary Prospectus Supplement” the prospectus supplement specifically relating to the Shares prepared and filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called the “Prospectus Supplement”; the Base Prospectus, as amended and supplemented by the Preliminary Prospectus Supplement, is hereinafter called the “Preliminary Prospectus”; the Base Prospectus, as amended and supplemented by the Prospectus Supplement, is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act; any reference to any amendment or supplement to the Base Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”).

(ii) On the Effective Date, the Registration Statement complied, and on the date of the Preliminary Prospectus and the Prospectus, the date any post-effective amendment to the Registration Statement becomes effective, the date any supplement or amendment to the Preliminary Prospectus or the Prospectus is filed with the Commission and the Closing Date, the Registration Statement, the Preliminary Prospectus and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects, with the requirements of the 1933 Act and the published rules and regulations thereunder (the “Rules”) adopted by the Commission. The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Effective Date and the other dates referred to in the first sentence of this paragraph 2(a)(ii) above, neither the Registration Statement nor any amendment thereof or supplement thereto, contained or will contain any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with the information relating to the Placement Agent furnished to the Company in writing by the Placement Agent expressly for use in the Registration Statement, the Preliminary Prospectus, the Prospectus and any post-effective amendment to the Registration Statement, which, for purposes of this Agreement, the Company and the Placement Agent hereby acknowledge and agree that such information is limited to the fourteenth paragraph under the caption “Plan of Distribution” in the Preliminary Prospectus and the Prospectus (the “Hovde Information”).

(iii) No order preventing or suspending the use of the Base Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and the Preliminary Prospectus and the Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the 1933 Act and the Rules and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to the Hovde Information.

(iv) For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, 8:00 a.m. (Eastern Time) on November 6, 2013. The Preliminary Prospectus, as of the Applicable Time when taken together with the price to the public and number of Shares to be offered set forth on the cover of the Prospectus (which is hereinafter referred to as the “General Disclosure Package”) did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each applicable Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, the Prospectus Supplement, the Preliminary Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the General Disclosure Package as of such Applicable Time, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v) The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder, and, none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and any further documents so filed and incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the 1934 Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi) This Agreement and each Purchase Agreement have been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by each other party hereto, constitutes a valid, legal, and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has full power and authority to enter into this Agreement and each Purchase Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each Purchase Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(vii) Neither the Company nor any of its subsidiaries, including Seacoast National Bank (the “Bank”), has sustained since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package, and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package, and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as set forth or contemplated in each of the Registration Statement, the General Disclosure Package and the Prospectus, (A) there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change in or affecting the business, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, taken as a whole, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(viii) The Company and its subsidiaries have good and marketable title in fee simple to all real property material to the respective businesses of the Company and its subsidiaries and good and marketable title to all personal property material to the respective businesses of the Company and its subsidiaries owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in each of the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries and material to the respective businesses of the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries or would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and its subsidiaries have valid and marketable rights to lease or otherwise use all items of personal property material to the respective businesses of the Company and its subsidiaries, free and clear of all liens, encumbrances, claims and defects, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ix) The Company is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and has been duly incorporated and is validly existing under the laws of the State of Florida, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept is recognized) under the laws of each jurisdiction in which its ownership or lease of properties or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing does not have, individually or in the aggregate, a Material Adverse Effect. The activities of the Company’s subsidiaries are permitted of subsidiaries of a bank holding company under the BHC Act and regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) thereunder.

(x) Each subsidiary of the Company either has been duly organized and is validly existing as a corporation or business trust, or has been duly chartered and is validly existing as a national banking association, in each case in good standing (where such concept is recognized) under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in each of the General Disclosure Package and the Prospectus, and has been duly qualified, as required for the conduct of its business, as a foreign corporation for the transaction of business and is in good standing (where such concept is recognized) under the laws of each other jurisdiction in which its ownership or lease of properties or the conduct of its business requires such qualification, except where the failure to so qualify or be in good standing does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the activities of the Bank’s subsidiaries are permitted of subsidiaries of a national banking association under applicable law, and the deposit accounts of the Bank are insured up to the applicable limits by the Federal Deposit Insurance Corporation (the “FDIC”); all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are owned, directly or through other subsidiaries of the Company, by the Company, free and clear of any pledge, lien, encumbrance, or claim; the Company does not own or control, directly or indirectly, any corporation, association or other entity other than as set forth in each of the Registration Statement, the General Disclosure Package, and the Prospectus.

(xi) The Company has an authorized capitalization as set forth in each of the General Disclosure Package and the Prospectus under the captions “Description of Common Stock” and “Description of Preferred Stock,” and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, and have been issued in compliance with federal and state securities laws and conform to the description of the capital stock contained in each of the General Disclosure Package and the Prospectus under the captions “Description of Common Stock” and “Description of Preferred Stock”; and no such shares were issued in violation of the preemptive or similar rights of any security holder of the Company.

(xii) The Shares to be issued and sold by the Company pursuant to this Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and nonassessable and will conform to the description of the common stock contained in each of the General Disclosure Package and the Prospectus under the caption “Description of Common Stock”; and the issuance of the Shares is not subject to any preemptive or similar rights.

(xiii) Except as described in each of the General Disclosure Package and the Prospectus, (A) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company, other than in the ordinary course of business, consistent with past practice, under the

Company’s equity compensation programs and (B) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act or otherwise register any securities of the Company owned or to be owned by such person.

(xiv) Except as would not be expected to have, individually or in the aggregate, a Material Adverse Effect (provided that this exception shall not apply to clause (B)(1)(x) below), (A) the execution and delivery of this Agreement, the issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, the “Agreements and Instruments”), and (B) no such action will (1) result in any violation of (x) the provisions of the certificate of incorporation or charter (as applicable) or by-laws of the Company or any of its subsidiaries or (y) any applicable law, statute or any applicable order, rule or regulation of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each, a “Governmental Entity”) having jurisdiction over the Company or any of its subsidiaries or any of their properties or (2) constitute a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or other encumbrance upon any material assets or operations of the Company or any subsidiary pursuant to any of the Agreements and Instruments; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the execution and delivery of this Agreement, the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the 1933 Act of the Shares and except as may be required under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) and the Nasdaq GSM (as defined herein) and such consents, approvals, authorizations, registrations or qualifications as may be required, if any, under applicable state securities laws in connection with the issuance and sale of the Shares by the Company. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

(xv) Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of incorporation or charter, as applicable, or by-laws or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any of the Agreements and Instruments, except with respect to subsection (B) for such default that would not, individually or in the aggregate, have a Material Adverse Effect.

(xvi) The statements set forth in the General Disclosure Package under the captions “Description of Common Stock” and “Description of Preferred Stock,” insofar as they purport to constitute a summary of the terms of the capital stock of the Company, are accurate and complete.

(xvii) The financial statements included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus, together with the supporting schedules, if any, and notes, present fairly the consolidated financial condition of the Company and its subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified. Such financial statements and supporting schedules, if any, have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as disclosed therein. The selected financial data and the summary financial information included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus.

(xviii) The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that comply in all material respects with the requirements of the 1934 Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, a system of accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with the management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with the management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal control over financial reporting; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(xix) The Company has established and maintains an effective system of “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the 1934 Act). Such disclosure controls and procedures (A) are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities to allow timely decisions regarding disclosures, (B) have been evaluated for effectiveness as of the end of the most recent fiscal quarter and (C) are effective to perform the functions for which they were established.

(xx) Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management and applicable to the Company or its subsidiaries specifically rather than to banks and bank holding companies generally (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are each in substantial compliance with all Regulatory Agreements, and to the Company’s knowledge there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which is expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company or any of its subsidiaries, including, but not limited to, any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits.

(xxi) Except as disclosed in each of the General Disclosure Package and the Prospectus, the Company and its subsidiaries are conducting their respective businesses in compliance with all applicable statutes, laws, rules, regulations, judgments, decisions, directives, orders and decrees of any Governmental Entity with jurisdiction over the Company and its subsidiaries (including, without limitation, all regulations and orders of, or agreements with, the Federal Reserve, the Office of the Comptroller of the Currency (the “OCC”), and the FDIC), except where the failure to so comply would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxii) Other than as set forth in each of the General Disclosure Package and the Prospectus, there are no pending legal or governmental actions, suits, investigations or proceedings before or by any Governmental Entity, or to the Company’s knowledge now threatened or contemplated by Governmental Entities or others to which the Company or any of its subsidiaries is a party or of which any property or asset of the Company or any of its subsidiaries is the subject (A) that are required to be disclosed in the Registration Statement by the 1933 Act or by the Rules and not disclosed therein or (B) which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there are no contracts or documents of the Company or any of its subsidiaries that are required to be described in the Registration Statement or to be filed as exhibits thereto by the 1933 Act or by the Rules which have not been so described and filed.

(xxiii) Each of the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by the Company or its subsidiaries except where the failures to possess would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failures so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxiv) The Company and its subsidiaries are (a) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (b) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not have a Material Adverse Effect.

(xxv) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data contained in each of the General Disclosure Package, the Prospectus, the Registration Statement and any Issuer Free Writing Prospectus is not based on or derived from sources that are reliable and accurate.

(xxvi) Neither the Company nor, to the knowledge of the Company, any affiliate of the Company nor, to the knowledge of the Company, any person acting on their behalf has taken, nor will the Company take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxvii) The Company is not and, after giving effect to the offering and sale of the Shares, and after receipt of payment for the Shares and the application of such proceeds as described in each of the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(xxviii) Neither the Company nor any of its subsidiaries does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

(xxix) KPMG LLP, who have certified the financial statements and supporting schedules of the Company and its subsidiaries, included in the Registration Statement, the General Disclosure Package and the Prospectus is an independent registered public accounting firm as required by the 1933 Act and the 1934 Act and, to the Company’s knowledge, is not and has not been in violation of the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the 1933 Act.

(xxx) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(xxxi) The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xxxii) The Company (A) has filed all foreign, federal, state and local tax returns that are required to be filed or is eligible for, or has requested extensions thereof, except as set forth or contemplated in each of the General Disclosure Package and the Prospectus and (B) has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith, in the case of each of clause (A) and (B), except as set forth or contemplated in each of the General Disclosure Package and the Prospectus and except as does not have, and would not be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxxiii) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as set forth or contemplated in the Registration Statement or each of the General Disclosure Package and the Prospectus.

(xxxiv) Each of the Company, the Company’s subsidiaries and their respective “ERISA Affiliates” (as defined below) are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (collectively, “ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company, any of the Company’s subsidiaries or their respective ERISA Affiliates would have any liability. None of the Company, the Company’s subsidiaries or their respective ERISA Affiliates have incurred, or expect to incur, material liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (b) Sections 412, 4971, 4975 or 4980B of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”). Each “employee benefit plan” for which the Company, any of the Company’s subsidiaries or any of their respective ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and, to the Company’s knowledge, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA of which the Company or such subsidiary is a member.

(xxxv) The Company and its subsidiaries own or possess adequate rights to use all material patents and patent applications, copyrights, trademarks, service marks, trade names, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights) necessary to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in each of the General Disclosure Package and the Prospectus or otherwise necessary for the commercialization of the existing products of the Company and its subsidiaries and the products described in each of the General Disclosure Package and the Prospectus as being under development (collectively, the “Company Intellectual Property”); except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor its subsidiaries have received any notice of any claim of infringement, misappropriation, conflict or violation of any intellectual property rights of any third person or have breached any contract in connection with which any Company Intellectual Property is provided to the Company and its subsidiaries; no person has asserted or, to the Company’s knowledge, threatened to assert any claim against, or notified, the Company (or any of its subsidiaries) that (A) the Company or any of its subsidiaries has infringed or otherwise violated any intellectual property rights of any third person, (B) the Company or any of its subsidiaries is in breach or default of any contract under which any Company Intellectual Property is provided, (C) such person will terminate a contract described in clause (B) or adversely alter the scope of the rights provided thereunder or (D) otherwise concerns the ownership, enforceability, validity, scope, registerability, interference, use or the right to use, any Company Intellectual Property; to the knowledge of the Company no third party is infringing or otherwise violating any of the Company Intellectual Property owned by the Company or any of its subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect.

(xxxvi) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxvii) To the knowledge of the Company, no director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries made any payment of funds to the Company or any of its subsidiaries or received or retained funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required under federal securities laws to be disclosed in each of the General Disclosure Package and the Prospectus, that is not described in each of the General Disclosure Package and the Prospectus as required.

(xxxviii) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except for such noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is, to the Company’s knowledge, pending or threatened.

(xxxix) No material relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the 1933 Act to be described in each of the General Disclosure Package and the Prospectus and that is not so described.

(xl) Except as described in each of the General Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.

(xli) The Company and, to the knowledge of the Company, each of the Company’s directors and officers, in their capacities as such, is in compliance with the provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder applicable to it; and the Company is in compliance in all material respects with the applicable rules and regulations of the Nasdaq Stock Market, Inc. (“Nasdaq Stock Market”).

(xlii) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or the Placement Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(xliii) The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the General Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Federal Reserve or any other regulation of the Federal Reserve.

(xliv) The information contained in the Registration Statement, the General Disclosure Package, and the Prospectus that constitutes “forward-looking” information within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act were made by the Company on a reasonable basis and reflect the Company’s good faith belief or estimate of the matters described therein.

(xlv) To the extent required, the Shares have been approved for listing on The Nasdaq Global Select Market (“Nasdaq GSM”), subject to notice of issuance.

(xlvi) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xlvii) The conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied, and the Company is not an “ineligible issuer” (as defined in Rule 405).

(xlviii) To enable the Placement Agent to rely on Rule 5110(b)(7)(C)(i) of FINRA, the Company represents that, as of the date of this Agreement, the Company (i) has a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) has been subject to the 1934 Act reporting requirements for a period of at least 36 months.

(xlix) With respect to stock options granted to employees, consultants and directors of the Company and its subsidiaries (the “Stock Options”) pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective by all necessary corporate action, (ii) each such grant was made in all material respects in accordance with the terms of the applicable Company Stock Plans, the 1934 Act and all other applicable laws and regulatory rules or requirements, including the rules of the Nasdaq GSM and any other exchange on which Company securities are traded, and (iii) the Stock Options have been properly accounted for in accordance with GAAP in the financial statements of the Company and, to the extent required by applicable laws, disclosed in the Company’s filings with the Commission in accordance with the 1934 Act and all other applicable laws.

(l) There is no limitation on the utilization by either the Company or any Subsidiary of its net operating losses, built-in losses, tax credits or similar items under Sections 382 or 383 of the Code, or comparable provisions of state law. The issuance and sale of the Shares contemplated in this Agreement will not result in any such limitation on the utilization by either the Company or any Subsidiary of its net operating losses, built-in losses, tax credits or similar items under Sections 382 or 383 of the Code.

3. Conditions of the Placement Agent’s Obligations. The obligations of the Placement Agent are subject to each of the following terms and conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act in the manner and within the period required by Rule 424(b) (without reliance on Rule 424(b)(8)), any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received; no stop order suspending or preventing the use of the General Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Placement Agent.

(b) The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 3(c) shall be true and correct when made and on and as of the Closing Date as if made on such date. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by it at or before the Closing Date.

(c) The Placement Agent shall have received on the Closing Date a certificate, addressed to the Placement Agent and dated the Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that: (i) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of the Closing Date; (ii) the Company has performed all covenants and agreements and satisfied all conditions contained herein on its part to be performed or satisfied hereunder prior to or as of the Closing Date; and (iii) there has been no Material Adverse Effect since the date as of which information is given in the General Disclosure Package and the Prospectus as then amended or supplemented.

(d) The Placement Agent shall have received, at the time this Agreement is executed and on the Closing Date, a signed letter from KPMG LLP addressed to the Placement Agent and dated, respectively, the date of this Agreement and the Closing Date, in form and substance reasonably satisfactory to the Placement Agent containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(e) The Company shall have furnished to the Placement Agent a certificate, dated the Closing Date and addressed to the Placement Agent, of its chief financial officer with respect to certain financial data contained in the General Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, substantially in the form of Exhibit B hereto.

(f) The Placement Agent shall have received on the Closing Date from Alston and Bird LLP, counsel for the Company, a written opinion, addressed to the Placement Agent and dated the Closing Date in form and substance reasonably satisfactory to the Placement Agent, to the effect set forth in Exhibit C hereto. Counsel may also state that, insofar as such opinion involves factual matters, they have relied to the extent they deem proper, upon certificates of the Company and its subsidiaries and certificates of public officials.

(g) The Placement Agent shall have received on the Closing Date the “lock-up” agreements, each substantially in the form of Exhibit D hereto, between the Placement Agent and each executive officer and director of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof.

(h) The Shares shall have received approval for listing on the Nasdaq GSM on or prior to the Closing Date, subject only to official notice of issuance.

(i) The Company shall have entered into Purchase Agreements with the Investors and such agreements shall be in full force and effect.

(j) The Company shall have furnished or caused to be furnished to the Placement Agent such further certificates or documents as the Placement Agent shall have reasonably requested.

4. Covenants of the Company.

(a) The Company covenants and agrees as follows:

(i) The Company shall prepare the Prospectus and file such Prospectus pursuant to Rule 424(b) under the 1933 Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules.

(ii) The Company shall promptly advise the Placement Agent in writing, during any period when the General Disclosure Package or the Prospectus would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement, (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the General Disclosure Package or the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement, the General Disclosure Package or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the General Disclosure Package or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not, during such period as the Prospectus (or if, at any time when the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to Investors) would be required by law to be delivered in connection with sales of the Shares in connection with the offering contemplated by this Agreement, file any amendment to the Registration Statement or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference in the Registration Statement unless the Company has furnished the Placement Agent a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Placement Agent reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii) If, at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the 1933 Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (ii) of this Section 4(a), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

(iv) The Company will timely file such reports pursuant to the 1934 Act as are necessary to make generally available to its security holders as soon as practicable, an earnings statement which shall provide the benefits contemplated by the provisions of Section 11(a) of the 1933 Act or Rule 158 of the Rules.

(v) The Company shall furnish to the Placement Agent and counsel for the Placement Agent, without charge, a copy of the Registration Statement (including all exhibits thereto and amendments thereof) and, so long as delivery of a prospectus by a placement agent or dealer may be required by the 1933 Act or the Rules, as many copies of the Prospectus and any amendments thereof and supplements thereto as the Placement Agent may reasonably request. If applicable, the copies of the Registration Statement, the General Disclosure Package and Prospectus and each amendment and supplement thereto furnished to the Placement Agent will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vi) The Company shall use its commercially reasonable efforts, in cooperation with the Placement Agent and its counsel, in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Placement Agent shall reasonably request and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or a dealer or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

(vii) The Company, during the period when the Prospectus is required to be delivered under the 1933 Act and the Rules or the 1934 Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act within the time periods required by the 1934 Act and the regulations promulgated thereunder.

(viii) On or before the Closing Date, the Company shall make all filings required under applicable securities laws and by the Nasdaq Stock Market.

(ix) Prior to the earlier of the termination of this Agreement or the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, its condition, financial or otherwise, or its earnings, business affairs or business prospects, or the offering of the Shares without the prior written consent of the Placement Agent, which consent shall not be unreasonably withheld or delayed, unless in the judgment of the Company and its counsel, and after notification to the Placement Agent, such press release or communication is required by law.

(x) The Company will apply the net proceeds from the offering of the Shares in the manner set forth under “Use of Proceeds” in the General Disclosure Package and the Prospectus.

(xi) For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Securities and Exchange Commission a registration statement under the 1933 Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Placement Agent, other than (a) the Shares to be sold hereunder, (b) the issuance and sale by the Company of shares of Common Stock pursuant to any stock incentive plan of the Company in effect at the Closing Date as described or contemplated in the Registration Statement Prospectus, (c) the issuance by the Company of Common Stock pursuant to its dividend reinvestment plan, (d) the issuance by the Company of shares of Common Stock, options to purchase shares of Common Stock and other equity-based incentive awards pursuant to stock option and other equity compensation plans that are in effect on the date of this Agreement; (e) the issuance by the Company of Common Stock as full or partial consideration for a merger, acquisition, joint venture, strategic alliance, license agreement or other similar non-financing transaction or the filing of a registration statement with the Commission relating to such issuance.

(xii) The Company represents and agrees that, unless it obtains the prior consent of the Placement Agent and the Placement Agent represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Placement Agent and the Company is hereinafter referred to as an “Issuer Permitted Free Writing Prospectus”. The Company represents that it has treated or agrees that it will treat each Issuer Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Issuer Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping; any Issuer Permitted Free Writing Prospectus the use of which has been consented to by the Placement Agent is listed on Exhibit E hereto. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(b) The Company agrees to pay, or reimburse if paid by the Placement Agent, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the following costs and expenses: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, the General Disclosure Package, the Prospectus, the Issuer Permitted Free Writing Prospectus, all amendments and supplements to the Registration Statement, the General Disclosure Package, the Prospectus and the Issuer Permitted Free Writing Prospectus and any document incorporated by reference therein, and the printing, filing and distribution of this Agreement; (ii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 4(a)(vi); (iii) the furnishing (including costs of shipping and mailing) to the Placement Agent of copies of the General Disclosure Package, the Prospectus, the Issuer Permitted Free Writing Prospectus and all amendments or supplements to the General Disclosure Package, the Prospectus and the Issuer Permitted Free Writing Prospectus, and of the several documents required by this Section 4 to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iv) any filing fees incident to, and the reasonable fees and disbursements of counsel to the Placement Agent in connection with, the review by FINRA of the terms of the offering of the Shares; (v) inclusion of the Shares for quotation on the Nasdaq GSM; (vi) the costs and expenses of the Company and the Placement Agent relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, reasonable travel and lodging expenses of representatives of the officers of the Company and the Placement Agent and expenses associated with the recording and/or transmission of the road show or electronic road show through the Internet or by other electronic means; (vii) the fees and disbursements of the Company’s counsel and accountants and other advisors in connection with the offering of the Shares; and (viii) the Placement Agent’s reasonable travel, legal and other out-of-pocket expenses incurred by the Placement Agent in performing the services hereunder, including reasonable legal fees of its counsel; provided, however, that the expenses in this clause (viii) and clause (iv) above shall not exceed in the aggregate $75,000 without the Company’s prior written consent. All expense reimbursements required to be made hereby by the Company to the Placement Agent shall be made within thirty (30) days of the date of the Company’s receipt of sufficient evidence of such expenses.

5. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each director, officer, employee, partner, agent or affiliate of the Placement Agent against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the General Disclosure Package, the Preliminary Prospectus Supplement, the Prospectus Supplement, the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon any omission to state therein a material fact required to be stated therein in light of the circumstances in which they were made or necessary to make the statements therein not misleading. This indemnity agreement will be in addition to any liability which the Company may otherwise have. This indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Hovde Information furnished to the Company by the Placement Agent for use in the Registration Statement, including the Rule 430B Information, if any, or Preliminary Prospectus, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto.

(b) The Placement Agent agrees to indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each director, officer, employee, partner, agent or affiliate of the Company, against any and all losses, claims, damages and liabilities (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which they, or any of them, may become subject under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the

General Disclosure Package, the Preliminary Prospectus Supplement, the Prospectus Supplement, the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, the General Disclosure Package, the Preliminary Prospectus Supplement, the Prospectus Supplement, the Preliminary Prospectus or the Prospectus or any such amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, in reliance upon and in conformity with written information furnished to the Company by the Placement Agent expressly for use therein (it being understood that the Company acknowledges that such information is limited to the Hovde Information); provided, however, that the obligation of the Placement Agent to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of placement agent fees actually received by the Placement Agent pursuant to this Agreement, except in the case of fraud, willful misconduct or gross negligence.

(c) Any party that proposes to assert the right to be indemnified under this Section 5 will, promptly, as reasonably practicable, after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 5, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 5(a) or 5(b) shall be available to any party who shall fail to give notice as provided in this Section 5(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related but the omission to so notify such indemnifying party of any such action, suit or proceeding shall only relieve it from liability to the extent that it was prejudiced by the failure to give such notice and shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section 5. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel in writing that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of one counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

6. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 5(a) or 5(b) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other hand from the offering of the Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Placement Agent on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 6, the Placement Agent shall not be required to contribute any amount in excess of the amount of placement agent fees actually received by the Placement Agent pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls the Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each director, officer, employee, partner, agent or affiliate of the Placement Agent shall have the same rights to contribution as the Placement Agent, and each director of the Company, officer, employee, partner, agent or affiliate of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, shall have the same rights to contribution as the Company.

Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 6. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent.

7. Termination.

(a) This Agreement may be terminated at any time prior to the Closing Date by the Placement Agent by notifying the Company at any time at or before the Closing Date in the reasonable discretion of the Placement Agent if: (i) the United States engages in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (ii) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the Nasdaq Stock Market has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; or (iii) a general moratorium on banking activities has been declared by any Federal or Florida state authority; or (iv) in the good faith judgment of the Placement Agent, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package and the Prospectus, a material adverse change in the financial condition, earnings or business affairs of the Company considered as a whole.

(b) If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to the Placement Agent, and the Placement Agent shall not be under any liability to the Company, except that if this Agreement is terminated by the Placement Agent because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Placement Agent for all reasonable out-of-pocket expenses (including the reasonable fees and disbursements of its counsel) incurred by it in connection with this Agreement and the proposed sale of the Shares or in contemplation of performing its obligations hereunder, subject to the cap contained in Section 4(b) with respect thereto.

(c) This Agreement shall terminate automatically if the Closing shall not have occurred on or before November [CLOSING + 10 Days], 2013, unless the Company has agreed in writing to an alternative closing date with any of the Investors or the Placement Agent. In such event, this Agreement shall not automatically terminate and shall continue in full force and effect until the expiration of the last agreed upon alternative closing date.

(d) Notwithstanding anything to the contrary contained herein, including in this Section 7, if within twelve (12) full calendar months from the termination date of this Agreement, the Company obtains equity investment financing (or binding commitments for equity financing) (each such equity financing, a “Capital Offering”) from an investor that the Placement Agent identified, introduced or contacted in connection with this Agreement and with which the Company had substantive discussions, and the Capital Offering is consummated, then the Company shall pay the Placement Agent the fees as set forth in Section 1(a) with respect to the gross proceeds received by the Company therefrom.

8. Miscellaneous. The respective agreements, representations, warranties, indemnities and other statements of the Company, and the Placement Agent, as set forth in this Agreement or made by or on behalf of them pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Placement Agent or the Company or any of their respective officers, directors or controlling persons referred to in Sections 5 and 6 hereof, and shall survive delivery of and payment for the Shares for a period of eighteen (18) months. In addition, the provisions of Sections 4(b), 5, 6, 7, and 8 shall survive the termination or cancellation of this Agreement.

All notices and communications hereunder shall be in writing and mailed or delivered or by telephone if subsequently confirmed in writing, if to the Placement Agent:

Hovde Group, LLC

1629 Colonial Parkway

Inverness, IL 60067

Telephone: (847) 991-6622

Fax No. (847) 991-5928

Attention: David Magli, General Counsel & COO

Copy to:

Sutherland Asbill and Brennan LLP

700 Sixth Street, N.W. Suite 700

Washington, D.C. 20001

Telephone: (202) 383-0805

Fax No. (202) 637-3593

Attention: Harry Pangas, Esq.

and if to the Company, to:

Seacoast Banking Corporation of Florida

815 Colorado Avenue

P.O. Box 9012 Stuart, FL 34994

Telephone: (772) 288-6086

Fax No. (772) 288-6012

Attention: Dennis S. Hudson, III

Copy to:

Alston & Bird LLP

One Atlantic Center

1201 W. Peachtree Street

Atlanta, Georgia 30309

Telephone: (404) 881-7794

Fax: (404) 881-7777

Attention: Randolph A. Moore III, Esq.

9. No Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Placement Agent has been retained solely to act as placement agent in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between or among the Company and the Placement Agent has been created in respect of the transaction contemplated by this Agreement, irrespective of whether the Placement Agent has advised or is advising the Company on other matters; (b) it has been advised that the Placement Agent and its respective affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Placement Agent has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (c) it has been advised that the Placement Agent is acting, in respect of the transaction contemplated by this Agreement, solely for its own benefit, and not on behalf of the Company.

10. No Limitations. Nothing in this Agreement shall be construed to limit the ability of the Placement Agent or any of its respective affiliates to (a) trade in the Company’s or any other company’s securities, or (b) pursue or engage in investment banking, financial advisory or other business relationships with entities that may be engaged in or contemplate engaging in, or acquiring or disposing of, businesses that are similar to or competitive with the business of the Company.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on following page]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Agent, and the Company.

Very truly yours,

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Denny S. Hudson, III
Name:	Denny S. Hudson, III
Title:	Chairman, President and CEO

Accepted as of the date hereof:

HOVDE GROUP, LLC

By:	/s/ David Magli
Name:	David Magli
Title:	Authorized Signatory

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